Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

I, Nicholas R. Liuzza, Jr., Chief Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Beeline Holdings, Inc. on Form 10-Q for the period ended June 30, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Beeline Holdings, Inc.

Date: August 14, 2025

By:	/s/ Nicholas R. Liuzza, Jr.
Name:	Nicholas R. Liuzza, Jr.
Title:	Chief Executive Officer